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                                                                  Exhibit 24(b)

                          BANK OF AMERICA CORPORATION
                            CERTIFICATE OF SECRETARY
                            ------------------------

               I, ALLISON L. GILLIAM, Assistant Secretary of Bank of America Corporation, a corporation duly organized and existing under the laws of the State of Delaware, do hereby certify that attached is a true and correct copy of resolutions duly adopted by a majority of the entire Board of Directors of the Corporation at a meeting of the Board of Directors held on January 23, 2002, at which meeting a quorum was present and acted throughout and that said resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

               IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of the Corporation this 13th day of March, 2002.

(SEAL)
                                                     /s/ Allison L. Gilliam
                                                  ----------------------------
                                                  Allison L. Gilliam
                                                  Assistant Secretary

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                          BANK OF AMERICA CORPGRATION
                               BOARD OF DIRECTORS
                                  RESOLUTIONS

                                January 23, 2002
                                ----------------

                        2001 Annual Report on Form 10-K
                        -------------------------------

               WHEREAS, officers of Bank of America Corporation (the "Corporation") have made presentations to the Board of Directors regarding the Corporation's financial results for the year ended December 31, 2001;

               WHEREAS, the Board of Directors has had adequate opportunity to review and comment on such results;

               WHEREAS, the December 31, 2001 audited financial statements (the "2001 financial statements") will be included in the Corporation's 2001 Annual Report to Stockholders (the "2001 Annual Report") and incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 (the "2001 Form 10-K"); and

               WHEREAS, members of the Audit Committee have recommended to the Board of Directors that the 2001 financial statements be included in the 2001 Annual Report and incorporated by reference in the 2001 Form 10-K;

               NOW, THEREFORE, BE IT:

               RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and empowered on behalf of the Corporation to prepare, execute, deliver and file the 2001 Form 10-K, based upon the information presented to and considered at this meeting, in such form and with such content and attachment of exhibits as the officers signing the 2001 Form 10-K shall approve, their approval to be conclusively evidenced by their signature thereof; and be it

               FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and empowered on behalf of the Corporation to execute the 2001 Form 10-K and file it with the Securities

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and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and with such other governmental agencies or instrumentalities as such officers deem necessary or desirable, and to prepare, execute, deliver and file any amendment or amendments to the 2001 Form 10-K, as they may deem necessary or appropriate; and be it

               FURTHER RESOLVED, that Charles M. Berger, Rachel R. Cummings and Paul J. Polking be, and each of them with full power to act without the other hereby is, authorized and empowered to prepare, execute, deliver and file the 2001 Form 10-K and any amendment or amendments thereto on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following: the principal executive officer, the principal financial officer, the principal accounting officer, and any other officer of the Corporation; and be it

               FURTHER RESOLVED, that, for the purposes of these resolutions, the "proper officers" of the Corporation are the Executive Officers, the Secretary, any Executive Vice President, and any Senior Vice President, and that each of these officers is authorized, empowered and directed, in the name and on behalf of the Corporation to execute and deliver or cause to be executed and delivered any and all agreements, amendments, certificates, applications, notices, letters, or other documents and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the intent of the foregoing resolutions, and any such action taken by such officers shall be conclusive evidence of their authority.